Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Annual Report on Form 10-K of our report dated March 27, 2015 on our audits of the consolidated financial statements of First West Virginia Bancorp, Inc. as of and for the years ended December 31, 2014 and 2013.

/s/ BKD, LLP

Indianapolis, Indiana

March 27, 2015